                                                       EXHIBIT 10.17
                                                       TO HOLLYWOOD PARK, INC.'S
                                                       JUNE 30, 1996, FORM 10-Q

                               LICENSE AGREEMENT
                               -----------------


     License Agreement effective as of      June 27     , 1996, RADISSON HOTELS
                                      ------------------    --
INTERNATIONAL, INC., a Delaware corporation, 12755 State Highway 55, Minneapolis, Minnesota 55441 ("Licensor") and HP/COMPTON, INC.,
                                              -----------------
a Delaware corporation, 1050 South Prairie Avenue, Inglewood, CA 90301
- ----------------------------------------------------------------------
("Licensee").

     1. Radisson System. Licensor and its affiliates (collectively "Radisson")
        ---------------
own and license a system of various types of Radisson hotels employing a proprietary and distinctive system ("System") described in this Agreement and in the Operating Manual, and identified by certain trademarks (the "Marks," listed in Exhibit A). The System and Marks are subject to change periodically by Licensor. The System and Marks as they now exist or may be changed in the future are collectively referred to as the "Distinguishing Characteristics." Licensee is authorized to use the Distinguishing Characteristics strictly in accordance with this Agreement and the Operating Manual.

     2. The Hotel. The "Hotel" includes the real property and all improvements
        ---------
located at 111 East Artesia Boulevard, Compton, California 90221. The
           -----------------------------------------------------
improvements include all buildings, facilities, appurtenances, improvements, landscaping, furniture, furnishings, fixtures, equipment and signs and all entry, exit and parking areas. Licensee represents that it has fee title or leasehold title for the above described site and the Hotel, without any restrictions that would interfere with the performance of this Agreement. The Hotel is a[(n)*] Hotel class Radisson Hotel containing 245 guest rooms. Licensee
                 -----                                 ---
shall designate the Hotel as the "Radisson Crystal Park Hotel & Casino or other
                                  ------------------------------------
name authorized in writing by Licensor.

     3. Grant and Term of License. Licensor grants Licensee and Licensee accepts
        -------------------------
a non-exclusive License subject to the provisions of this Agreement to operate the Hotel using the System and identified by one of the Marks (the "License"). The License commences on the date on which the Hotel opens for business as a Radisson Hotel. The Hotel shall open for business as a Radisson Hotel no later than January 31,1997. The License and this Agreement expire on December 31, of
     ----------------
the year in which the 20th anniversary of the opening occurs. The License includes the right to operate the Hotel at the above described location using the System and the name "Radisson" in the name of the Hotel; to use the Distinguishing Characteristics to identify the services offered by Licensee at the Hotel, and to promote and advertise the Hotel, only in the form and manner set forth in the Operating Manual or as otherwise authorized by Licensor.

     4. Development. Licensee shall design, and build, rebuild or renovate, the
        -----------
Hotel in accordance with the Project Rider attached to this Agreement as Exhibit
B. Licensee acknowledges (i) that other System licensees operate under different forms of agreement and that the rights and duties of the parties to those agreements may vary materially from those provided hereunder, and (ii) complete uniformity under various market circumstances may not always be possible or desirable and that Licensor reserves the right at its discretion to vary System standards for various hotels based upon local conditions, law or other circumstances, without obligation to Licensee.

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* Bracketed copy indicates strike-through.

          a. Licensor acknowledges receipt of an initial, non-refundable License Fee of $36,750. If the number of guest room units of the Hotel is increased,
       -------
Licensee shall pay an additional fee of $150 for each rentable guest room unit in the expansion before Licensee opens the additional units to the public.

          b. For any period in which Licensee claims, holds or exercises any rights under this License, Licensee shall pay (without invoice) to Licensor on or before the 15th day of each following month a Continuing Franchise Fee in an amount equal to 4% of Licensee's gross room revenue ("Gross Room Sales") exclusive of sales tax and room tax and as gross room revenue is determined in accordance with the "Uniform System of Accounts for Hotels" (Hotel Association of New York City, Inc., Eighth Revised Edition, 1986) as revised periodically (the "Uniform System").

          c. For any period in which Licensee claims, holds or exercises any rights under this License, Licensee shall pay (without invoice) to the Radisson Marketing Association ("RMA") on or before the 15th day of each following month, an amount equal to 3 1/2% of Licensee's Gross Room Sales (the "RMA Fee"). Licensor shall collect, manage and disburse RMA fee collections on behalf of RMA, account for RMA funds in separate books of account, and furnish Licensee, upon request, an annual statement of receipts and disbursements of RMA funds.

          d. /1/Licensee will not cause Gross Room Sales to be reduced in order to increase business or revenues from activities other than those which are part of the Hotel.

          e. Amounts due under this Agreement which are not paid when due shall bear interest at the lesser of 1 1/2% per month or the maximum contract rate of interest permitted by applicable law. Licensor may also assess a late payment fee of up to $100 for each month/2/ [an amount*] due under this Agreement remains delinquent to reimburse Licensor for Licensor's collection expenses, provided however, if legal action is necessary Licensee may have to pay additional amounts pursuant to the last subparagraph of Paragraph 12. Licensor is relieved of any obligation to Licensee under Paragraph 6 of this Agreement during any period that an amount due from Licensee remains delinquent/3/

     6.   Licensor's Services.  Licensor shall:
          -------------------
          a. Consult with Licensee periodically on operating and marketing issues concerning the Hotel.

          b. Have the right to inspect the Hotel/4/ periodically/5/ to determine whether the Licensee is operating and maintaining the Hotel in compliance with this Agreement and the Operating Manual. After such inspection, Licensor will provide Licensee a written Quality Performance Review of the Hotel. Periodic inspections shall be for the sole purpose of protecting Licensor's interest in the Distinguishing Characteristics and shall in no way be


/1/ Subject to Paragraph 1 of the Addendum attached hereto and made a part hereof,
/2/  any amounts
/3/ after written notice to Licensee and passage of fifteen (15) days without receipt of payment by Licensor, provided that so long as Licensee timely pays all undisputed amounts, such fifteen (15) day period shall be extended with respect to any delinquent amount as to which Licensee gives to Licensor written notice of a good faith dispute within such fifteen (15) days period, through resolution of the dispute.
/4/ (provided that inspection of guest rooms shall be limited to those which are not occupied by registered guests)
/5/  on reasonable notice,

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* Bracketed copy indicates strike-through.

construed as the assumption of any duty to control day-to-day operation and maintenance of the Hotel.

          c.   Provide Licensee access to the Radisson Reservation System.

          d. Include the Hotel in the next and subsequent printings of Licensor's appropriate national and regional directories and other appropriate promotional material selected by Licensor, and in appropriate national or regional group advertising and promotion of Radisson Hotels.

          e. Solicit for the Hotel group meeting, convention, incentive, and travel agency business through Licensor's National Sales system, where applicable.

          f. At Licensee's request, assist Licensee with its grand opening ceremony for the Hotel and provide consultation on public relations for the Hotel.

          g. Provide orientation training at a comparable System hotel in System procedures for the Hotel's general manager, assistant manager (if any), director of sales and front office manager. Licensee shall pay the wages, travel, lodging (not to exceed 50% of the "rack rate" of the designated hotel), food, and incidental expenses for trainees.

          h. Offer periodic general meetings and training in specialized fields, at a System hotel or Licensor's headquarters. Licensee shall pay wages, travel, lodging ([a*]/1/ 50% of the then-prevailing rack rate), food and incidental expenses for trainees. Licensor may assess reasonable fees to recover its costs of such meetings and training.

          i. Loan to Licensee and revise periodically a System Operating Manual covering: operating policies; architectural and construction standards; public relations, marketing and advertising policies and standards; promotional programs; "Yes I Can!" meetings and other matters. Licensee acknowledges that Licensor may change System standards, specifications, and procedures and Licensee agrees to implement any such modifications, revisions and additions prescribed periodically by Licensor/2/

          j. Aid the RMA in performing marketing, training and reservation services in accordance with RMA's marketing plan.

          k. At Licensee's request/3/ and to the extent available, furnish:

        (1) Technical consulting advice in regard to: (i) front office, food and beverage, housekeeping, telephone and other operational department supervisory and control services; (ii) maintenance and engineering services;
(iii) accounting and claim services; (iv) personnel and labor relation services;
(v) advertising, marketing and consulting projects; and (vi) security and safety matters. Licensee agrees to pay Licensor its then-current charges for such services and its related travel and living expenses, for services provided at the Hotel. Any procedures or practices recommended through such consultation shall be subject to Licensee's approval. Licensor, in furnishing such services, shall not have the right to or be deemed to be in exercise, control or supervision of Licensee.


/1/  not to exceed
/2/ provided that such modifications, revisions and/or additions are also required of and enforced with respect to similarly situated System hotels of the class of Hotel.
/3/  at its discretion

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* Bracketed copy indicates strike-through.

       (2) Programs for purchase on a pooled or group basis of various operating supplies, equipment, signage, furniture and furnishings, at prices and on terms established periodically by Licensor.

7.   Licensee's Duties.  In all matters relating to the management and operation
     -----------------
of the Hotel, Licensee as an independent contractor is solely responsible for the manner and means by which the Hotel is operated and for achieving the various end results required by this Agreement and the Operating Manual. Licensee shall have the sole duty and right to employ, supervise and discharge Licensee's employees at the Hotel. Licensee shall operate the Hotel to achieve conformity with System standards of quality and uniformity, and to do so Licensee shall:

          a. Operate the Hotel as a System Hotel, and use the Distinguishing Characteristics only as prescribed by the Operating Manual. Licensee shall use no other name or trademark in connection with the operation of the Hotel and related facilities without Licensor's consent. Licensee shall discontinue any use of any Distinguishing Characteristic which does not comply with Licensor's requirements upon notice from Licensor.

          b. Equip, furnish, operate and maintain the Hotel and related facilities appropriate to the class of the Hotel set forth in Paragraph 2 in accordance with this License Agreement and the Operating Manual, in conformity with the high service, moral and ethical standards of the System, and in compliance with the requirements of governmental authorities. Licensee shall maintain and conduct its business in accordance with sound business and financial practice. Licensee shall hire, discharge and set the conditions of employment for employees at the Hotel.

          c. Participate in all System advertising and marketing programs and otherwise comply with Licensor's requirements and specifications as to services and products to be used or offered at the Hotel, including compliance with the requirements and specifications of the marketing programs adopted for System hotels, including payment of all assessments adopted by the RMA related to such programs. Such programs are subject to change by Licensor. A partial list of programs currently in effect include those listed on Exhibit C.

          d. Permit inspection of the Hotel by Licensor's representatives at any reasonable time and provide such representatives with free room and board at the Hotel during such inspection. If the Hotel fails any two consecutive Quality Performance Review inspections, Licensee shall pay Licensor's travel, lodging, meal and professional costs associated with the following inspection.

          e. Pay all amounts due to Licensor or its affiliates within ten days after invoice.

          f. Advertise and promote the Hotel and related facilities on a local or regional basis, including the use of the Radisson "800" number, solely and strictly in accordance with standards and specifications set periodically by Licensor, using only materials and programs authorized by Licensor or RMA.

          g. Refer guests and customers, whenever possible, only to other System hotels, and use every reasonable means to encourage use of System hotels by the traveling public; display all brochures, promotional and other material provided with respect to System hotels and allow advertising and promotion only of System hotels on the Hotel premises.

          h. Use the Radisson Reservation System on the terms set forth in the Operating Manual and honor and give first priority on available rooms to confirmed reservations referred to the Hotel through the Radisson Reservation System.

          i. Purchase and install Licensor's specified property management system ("HARMONY") on or before January 1, 1999. For the purposes of this Agreement, HARMONY shall be defined as the Licensor specified computer software generally referred to as a hotel front office system as well as the Radisson Reservation System interface and all necessary and appropriate computer hardware, network connectivity, cabling and training in order to successfully operate HARMONY. Prior to installing HARMONY, Licensee will purchase and use a printer and other necessary data processing and telecommunications devices specified by Licensor and compatible with the Radisson Reservation System.

          j. Honor those credit cards designated periodically in the Operating Manual, and enter into all necessary credit card arrangements.

          k. Feature in guest rooms and public areas of the Hotel, on articles specified in the Operating Manual, including the brochure rack, and in advertising and promotional material, the name "Radisson" and one or more of the Distinguishing Characteristics, strictly in accordance with the Operating Manual as to color, form and content. Licensee shall provide a guest amenity package prescribed by Licensor in each guest room.

          l. Erect, install and maintain Radisson signage in complete working order on the exterior of the Hotel. All such signs shall include the name "Radisson" and other Distinguishing Characteristics as prescribed in the Operating Manual. Licensee shall obtain Licensor's prior authorization for the plans and specifications for exterior signs.

          m. Participate in the SMART program of joint marketing as a member of a "SMART Group" which consists of other System hotels having common geographic, class or business orientation interests, in strict accordance with the Operating Manual.

     Upon opening for business as a Radisson Hotel and thereafter for any period in which Licensee claims, holds or exercises any rights under this License, Licensee shall pay to the RMA a SMART program assessment determined periodically by Licensor or RMA, which is currently $0.50 per occupied guest room per night. Such assessments are due (without invoice) and payable in the same manner as RMA fees under Paragraph 5c, on or before the 15th day of each following month and shall be collected, managed and disbursed by Licensor on behalf of RMA and Licensee's SMART Group. Before opening for business as a Radisson Hotel, Licensee may participate in its SMART Group upon payment of a lump sum, prorated assessment, as established for the Hotel by Licensor or RMA.

          n. Identify itself as a licensed independently owned and operated entity with respect to the ownership and operation of the Hotel on all purchase orders, invoices and other dealings with suppliers and persons other than guests, to make clear that Licensee is an independent entity and Licensor has no liability for Licensee's debts or conduct.

          o. Operate the Hotel continuously throughout the term of this Agreement, either directly or through a management company authorized by Licensor./1/

          p. Employ as general manager/2/ (and other key employees designated by Licensor) only persons who have completed successfully Licensor's orientation training program, at a place designated by Licensor./3/ Licensee shall employ as general manager of the Hotel only such person(s) as Licensor approves. The Hotel's general manager shall attend periodic meetings designated by Licensor. Licensee shall pay an RMA assessment equal to the Hotel's pro rata share of the cost of meals, guest speakers and trainers, media presentations and similar items in connection with such meetings.

          q. Make no major structural change or changes in the appearance of the Hotel without Licensor's consent; rehabilitate the Hotel periodically in accordance with the Operating Manual and periodically modernize and upgrade the Hotel to conform with standards applicable generally to similar hotels in the System./4/

          r. Maintain the Hotel in a clean, safe, attractive and orderly condition, and provide efficient, courteous and high-quality service to guests and visitors in accordance with standards, specifications and procedures set forth in the Operating Manual, including high quality food and beverage service in accordance with the Operating Manual.

          s. Participate in "Yes I Can!," or other similar employee motivational training programs, and pay Licensor's standard program charge and expenses assessed to System hotels.

          t. Participate in the Radisson Corporate Scrip program and accept scrip (room certificates) in payment for rooms, subject to the requirements of the Operating Manual.

          u. Promptly deliver to Licensor a copy of any notice of default received from any mortgagee, trustee under any deed of trust, or ground lessor with respect to the Hotel and, upon request of Licensor, provide additional information with respect to such alleged default or any action or proceeding in connection therewith.

          v. Comply with all provisions of the Operating Manual as it exists from time to time. If Licensor gives Licensee notice of deficiencies in a Quality Performance Review or other notice of non-compliance with the requirements of the Operating Manual or the License Agreement, Licensee promptly shall take steps necessary to correct any deficiencies or non-compliance.

          w. Licensee acknowledges that the information contained in the Operating Manual is confidential and proprietary. Licensee will keep its copy of the Operating Manual current and up to date with contents as prescribed by Licensor. During and after the term of this Agreement, Licensee shall refrain absolutely from disclosing to a third party or using, except to operate the


/1/ Licensor hereby approves Compton Entertainment, Inc. as management company for the Hotel.
/2/  of the Hotel
/3/ Licensor's right to reasonably approve certain key employees of the Hotel shall not apply to any employees of the Crystal Park Casino.
/4/ Licensor's right to reasonably withhold consent to major structural change or changes in the appearance of the Hotel or to require rehabilitation to the Hotel shall not apply to the Crystal Park Casino.

Hotel, any confidential or proprietary information, or trade secret owned or disclosed to Licensee by Licensor in any form, including the contents of the Operating Manual (past or current). Licensee shall return to Licensor or incinerate superseded pages from the Operating Manual and related software and return the entire Operating Manual to Licensor promptly upon termination or expiration of this Agreement, or a transfer (as defined in Paragraph 10).

          x. Licensee shall use at, and for the Hotel, and for reservations offered by and from the Hotel to other hotels, only the Radisson Reservation System.

          y. Participate only in third party reservation systems available through Licensor and pay all charges made in connection therewith.

          z. Operate the Radisson PMS (when installed) in accordance with the standards and procedures established by Licensor in the Standards of Service and Operation manual.

          aa. Display the Radisson License Agreement Plaque behind the front desk in the registration area.

          bb. Licensee shall post notice to Hotel employees on the employee bulletin board, identifying the correct name of the employer of the employees and clearly stating that neither Radisson Hotels International, Inc. nor Radisson Hotel Corporation is the employer. Such notice shall remain posted for the information of the employees during the entire term of this License Agreement.

          cc. Licensee shall not offer Hotel rooms or suites for sale or lease as condominium or time share units without the prior written consent of Licensor in its sole discretion.

          dd. Have operational at the Hotel by no later than/2/ [January 1, 1997,*] a reprogrammable card key locking system on all guest room doors that has the ability to be reprogrammed with each new guest. The locking system can be either mechanical or electronic, preferably electronic.

          8. Operating Reports; Accounting Standards. Licensee shall record all sales and revenues and maintain records as required by the Operating Manual. Licensee shall submit to Licensor by the 15th of each succeeding month a statement and operating report/3/ in form and content designated periodically by Licensor, showing amounts due to Licensor under Paragraph 5 and 7(m) for the preceding month(s) and room revenues, occupancy data and average room rates. The report shall be certified by either the Controller or Chief Financial Officer of Licensee. Licensee shall supply to Licensor electronic access to Licensor designated data stored in the Radisson PMS (when installed), including but not limited to statistical information, revenues, guest history and reservations information/4/

          Licensee shall prepare on a current basis financial records as required by the Operating Manual which fully and accurately reflect all aspects of the operation of the Hotel. Such records shall be kept under the Uniform System (defined in Paragraph 5) and shall be preserved for not less than three years. Such records shall include books of account, tax returns, governmental reports, register tapes, daily reports and complete monthly and annual financial statements.


/1/ and except for information required to be disclosed by process of law and information which is already a matter of public knowledge by virtue of disclosure not attributable to Licensee,
/2/ the date of opening the Hotel as a Radisson
/3/ (not including the operations of the Crystal Park Casino), /4/ for the Hotel.

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* Bracketed copy indicates strike-through.

     Licensee shall deliver to Licensor as soon as available, but not later than 90 days after the end of Licensee's fiscal year, copies of Licensee's annual financial statements, certified at Licensee's cost by a Certified Public Accountant. Licensor will accept the certification of Licensee's Chief Financial Officer if certification by a Certified Public Accountant is not obtained by Licensee in the ordinary course. During the term of this Agreement and for 3 years afterward, Licensor or its designees may inspect, copy and audit such records and any other information required to be kept pursuant to this License Agreement (including records of any tenant, management company or concessionaire of Licensee) during normal business hours where the records are kept. If an audit discloses a deficiency in any payments due hereunder, Licensee shall immediately pay the deficiency. If the deficiency is willful or exceeds 5% of the correct/1/ amount, Licensee shall also immediately reimburse Licensor's entire cost of the audit, including travel, lodging, meals, reasonable professional fees, salaries and other expenses of the auditing personnel.

     Licensee will submit to Licensor as soon as available but not later than 105 days after the end of Licensee's fiscal year, a statement of Licensee's Gross Room Sales, occupancy and average room rates for such year, certified as correct by Licensee's Chief Financial Officer.

     9.   Insurance and Indemnification.  Licensee shall secure and maintain a
          -----------------------------
commercial general liability insurance policy providing coverage for personal injury and bodily injury, property damage, products liability, liquor liability, contractual liability and comprehensive automobile liability, with a combined single limit of not less than $15,000,000 per occurrence, or better, or in such other amounts or coverage as Licensor periodically may require./2/ Licensee will name Licensor and Radisson Hotel Corporation in said policy or policies as additional insureds, and such policy or policies shall stipulate that Licensor shall receive 30-day written notice of cancellation or material change of the policy. Licensee also shall secure and maintain:

          a. worker's compensation insurance as prescribed by applicable law, and employer's liability coverage with a limit of not less than $1,000,000 each accident or disease;

          b. dram shop insurance, naming Licensor and Radisson Hotel Corporation as additional insureds with limits of not less than $10,000,000 per occurrence;

          c. fire insurance with extended coverage in replacement cost endorsements covering the Hotel and the improvements thereon for not less than 80% of the full replacement value; and

          d. insurance required under any lease, mortgage or deed of trust covering the Hotel.

          Licensee shall mail original certificates of insurance and evidence of policy renewals 30 days before expiration to Licensor, Attention: Business Systems Department. All policies shall be written by insurance companies having a Best Rating of A-5 or better.

          Licensee shall have all policies of insurance provide that the insurance company will have no right of subrogation against either party hereto or their respective agents or employees. Licensee assumes all risks in connection with the adequacy of any insurance or self-insurance program, waives any claim against Licensor for any liability, costs or expenses arising out of any claim not adequately insured or self insured, in part or in full, of any nature whatsoever.


/1/ aggregate twelve (12) month
/2/ For the purpose of required insurance coverage and the indemnification provision contained in this Paragraph 9 only, the define term "Hotel" shall include the Crystal Park Casino operated by Compton Entertainment, Inc. or its successor.

         Since Licensee is solely responsible for the day to day operation of the Hotel, Licensee assumes sole and complete responsibility for and will indemnify and hold harmless Licensor and its affiliates from all fines, penalties, taxes,/4/ expenses, claims, causes of action, demands, losses or damages originating in or about the Hotel or in connection with the development or operation of the Hotel, any occurrence at the Hotel, for any act, omission or obligation of anyone associated with Licensee or at the Hotel and for all liability and expenses with respect to mechanic's lien claims for material or labor in connection with the Hotel; and Licensee will reimburse Licensor and its affiliates for any payments, including reasonable attorney's fees or expenses, by reason of the above or by reason of attorneys' fees or expenses for pursuing the right to indemnification granted herein. Licensee will also defend Licensor against the same except Licensor, using its own counsel, by notice to Licensee may control any matter in which Licensor is named or directly affected/2/. All such indemnifications survive termination or expiration of this License Agreement. The indemnification provided in this Paragraph does not apply to/3/ the direct consequences of Licensor's/4/ active negligence or willful misconduct, so long as claims or demands are not asserted on the basis of theories of vicarious liability, including but not limited to agency, apparent agency or employment or claim of negligent failure to compel Licensee's compliance with the provisions of the Operating Manual or this License Agreement.

    10.  Transfer.
         --------
         a. For purposes of this Agreement, a "transfer" is any change in ownership or control of Licensee's interest in (i) this Agreement or (ii) the Hotel or, if Licensee is an entity rather than a natural person, any change in ownership or control of Licensee, in any of the foregoing instances whether in whole or in part, by any means or device, directly or indirectly, including by pledge, delegation, will or management agreement, voluntarily, involuntarily or by operation of law. For purposes of this Agreement a transfer shall not include/5/ any transfer in which the owner(s) of the controlling interest in Licensee ("Holders") transfer or assign part or all of Licensee (if not a natural person), the License Agreement or the Hotel to a corporation in which the Holders own 51% or more of the voting stock, or a partnership in which Holder(s) are general partners, so long as the Holder(s) remain fully liable for all of Licensee's financial and other obligations as provided in this Agreement, and provide management for the Hotel acceptable to Licensor.

          (1) Licensor has entered into this Agreement in specific reliance upon the personal experience, skills and managerial and financial qualifications of Licensee (or if Licensee is an entity, Licensee's principals) as being essential to the satisfactory conduct of the business licensed hereunder. Consequently, Licensee (and, if Licensee is an entity, its shareholders or owners) shall [not*] make or permit a transfer to another person or entity (the "transferee"), [unless Licensee (or its owner(s)) first tenders to Licensor the right of first refusal in accordance with Paragraph 10(e) to acquire such interest, and if Licensor fails to exercise such right,*] only with the prior written consent of Licensor and upon payment of the transfer fee. At Licensor's absolute discretion, Licensor may require the transferee to enter into the form of agreement then being issued to new licensees (with the initial fee due thereunder waived).

/1/ (except income, gross receipts, sales or other similar taxes attributable to the fees paid by the Hotel to Licensor), /2/ , provided however, that Licensor will not exercise its right of control nor require reimbursement of its non-internal attorney fees (if any) in such cases, so long as Licensee is vigorously defending, is not in default under the License Agreement and provided that Licensor has approved Licensee's retained counsel.
/3/ liability imposed as a result of Licensee's strict compliance with the requirements of the Operating Manual or Licensor, nor to /4/ , Radisson Hotel Corporation's or their corporate employees
/5/ any transfer described in Paragraph 6 of the Addendum attached hereto and made a part hereof, nor

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* Bracketed copy indicates strike-through.

            (2) Licensor will not unreasonably withhold its consent to a transfer if the proposed transfer is of all of Licensee's interest herein and substantially all of the business operated pursuant to this Agreement and if the proposed transferee in Licensor's opinion is qualified to supervise personally (or otherwise furnishes satisfactory assurance of) the continued operation of the Hotel in compliance with this Agreement, and possesses sufficient net worth and sources of capital which meet Licensor's standards for the business conducted hereunder. Upon Licensee's insolvency or the filing of any petition by or against Licensee under any provisions of any bankruptcy or insolvency law, if Licensee's legal representative, successor, receiver or trustee desires to assume or succeed to Licensee's interest in this Agreement or the business conducted hereunder, that person shall first apply for Licensor's consent and satisfy the other requirements of this Agreement as in the case of any other proposed transfer.

            (3) Licensee shall apply for Licensor's consent to a transfer by submitting Licensor's form of application, fully completed, signed by Licensee and by the proposed transferee, and accompanied by a complete copy of the proposed purchase or other transfer agreement signed by the parties thereto, and payment of the transfer fee.

          b. If the transferee is or includes any person or entity other than Licensee's spouse or child or an entity which is controlled by Licensee (or Licensee's spouse, child or principals), Licensee shall pay to Licensor as a transfer fee a sum equal to 50% of the total initial license fee paid by Licensee pursuant to paragraph 5a. If Licensor declines to consent to a proposed transfer, or releases the Hotel under Paragraph 10(e) [or exercises its right of first refusal*] it shall return to Licensee the transfer fee, less any expenditures or disbursements made by Licensor in direct connection with evaluating the proposed transfer. The transfer fee is not refundable in whole or in part under any circumstances except as expressly stated in this Agreement.

          c. Licensor may condition its consent to any proposed transfer upon the following: (i) all amounts owed by Licensee to Licensor or its affiliates or to Licensee's suppliers or lessor(s) or upon which Licensor (or its affiliates) has any contingent liability shall be paid in full;
     (ii) Licensee shall complete at Licensee's expense such reasonable refurbishing, modernization, repair or renovation of the Hotel facility, fixtures, furnishings, equipment, motor vehicles, signage or grounds as Licensor may designate to bring the Hotel into reasonable conformity with then existing System standards; and (iii) Licensee's execution and delivery of Licensor's form of mutual general release (excluding incurred or accrued liabilities of Licensee and post-termination obligations of Licensee hereunder.)

          d. The transferee must attend and successfully complete Licensor's orientation training program. If the transferee is an entity, a designated general manager acceptable to Licensor, and each successor thereto, and other key employees designated by Licensor, must so complete training.

          e. If Licensee proposes to make a transfer (except a transfer solely to a partnership entity controlled by Licensee's principals or to Licensee's spouse or child or a corporation all of whose stock or other securities are owned by Licensee, its principals or the spouse(s) or children of Licensee's principals) in response to a bona fide offer from a third party, [Licensee shall first offer*]

- ----------
* Bracketed copy indicates strike-through.

     the transfer to Licensor as provided herein. Licensee shall apply for consent to the proposed transfer as required by Paragraph 10(a)(3). Licensor has 30 days from its receipt of the completed application to [accept the offer by notice to Licensee. The acceptance shall be on the same price and terms stated in the third party offer except that Licensor may confer with Licensee and the proposed transferee and negotiate the terms of the proposed transfer without thereby impairing the right of first refusal, and Licensor may substitute cash in the fair market value of non-cash consideration offered by the third party. If Licensor fails to accept the offer within the 30-day period and has*] consent[ed*] to the transfer[, Licensee may for 60 days after such period effect the transfer described in the application delivered to Licensor; but Licensee shall make no other or subsequent transfer without first offering the same to Licensor in accordance with this Paragraph.*] Within the 30-day period, [in lieu of accepting the offer,*] Licensor may instead give Licensee notice of its election to cancel this Agreement and release the Hotel from the License granted hereunder and enable Licensee to effect the transfer of the Hotel but not the License, free of any further obligation to Licensor apart from Paragraphs 7(w), 9 and the de-identification obligations of Paragraph 12 hereof and payment of all sums incurred or owing to Licensor. Cancellation will be effective on closing of the transfer without penalty or damages related to early termination. Failure to elect cancellation within the 30-day period shall be deemed consent, subject to compliance with Paragraphs 10(c)(i) and (iii) and 10(d) hereof.

          f. Licensee shall keep Licensor fully informed at all times of the identities and percentage interest of each direct or indirect owner, legal and beneficial, of a 5% or greater equity interest in Licensee.

          g. Licensor may effect a transfer of Licensor's interest in the License Agreement by notice to Licensee./1/

          h. Publicly-traded securities of Licensee that have been previously registered under federal securities laws may be transferred without Licensor's consent if (i) the transferor owns less than 25% of such securities before the transfer, (ii) the transferee will own less than 25% of such securities after transfer, and (iii) the transfer is exempt from registration under federal securities laws. Licensee must apply for Licensor's consent before making a public offering or private placement of any debt or equity securities in Licensee, and Licensee will pay Licensor, upon application for consent, a non-refundable fee/2/ [of*] $10,000. Licensee, the underwriters and all participants in the registration must fully indemnify Licensor with respect to the registration; make clear in any offering material that Licensor is not participating in or endorsing the offering, and use Radisson's name or Distinguishing Characteristics only as directed by Licensor.

    11.  Third Party Operators.  The engagement of third party operators of the
         ---------------------
Hotel's restaurants, cocktail lounges or other supplementary departments/3/ whether through leases, management agreements or otherwise, shall be subject to Licensor's prior written approval. In addition, whether by inclusion of appropriate provisions in applicable documents or otherwise, Licensee shall require all third party operators of the referenced operations and retail shops and other facilities open to the public to operate and maintain them in the same manner as Licensee would be required if Licensee were operating them directly.

/1/ See Page 11a at (i)
/2/ See Page 11a at (ii)
/3/ See Page 11a at (iii)

- ----------
* Bracketed copy indicates strike-through.

    12.  Default.  The following events constitute a default and good cause for
         -------
Licensor to terminate the License and this Agreement:

             a. Licensee becomes insolvent, or is adjudicated bankrupt, or files a voluntary petition or pleading under the Federal Bankruptcy Code or under any other state or federal bankruptcy or insolvency laws, or an involuntary petition is filed with respect to Licensee under the Code or any such laws, or a permanent or temporary conservator, receiver or trustee for the Hotel or all or substantially all of Licensee's property is appointed by any court, or Licensee makes an assignment for the benefit of creditors or makes a written statement to the effect that Licensee is unable to pay its debts as they become due, or a levy, execution, or attachment is issued against all or part of the Hotel and/1/ is not released,/2/ stayed or satisfied within/3/ [15*] days, or a final judgment against Licensee remains unsatisfied for/3/ [30*] days or longer without being discharged, vacated, reversed or stayed.

          b. Except as provided in Paragraph 13, Licensee ceases to operate the Hotel, ceases to operate the Hotel as part of the System, defaults under any lease or sublease of the Hotel, or loses possession or the right to possession of all or a significant part of the Hotel through sale or otherwise.

          c. A transfer occurs [or is attempted*] in violation of Paragraph 10 hereof.

          d. Licensee or an officer, director, partner or principal shareholder of Licensee is convicted of a felony or other crime of moral turpitude likely to adversely affect or reflect upon the Hotel or the parties or to impair the goodwill associated with the Distinguishing Characteristics.

          e. Licensee breaches or fails to comply with this License Agreement or the requirements of the Operating Manual, and Licensee fails to cure such breach or non-compliance within 30 days after notice from Licensor specifying the breach.

      Upon termination or expiration of this Agreement, Licensee immediately shall cease all use of the System and the Distinguishing Characteristics. Licensee shall make physical changes to the Hotel to remove the Distinguishing Characteristics and to preclude a likelihood of confusion by the public as to the status or affiliation of the Hotel, including removal of all signs containing the word "Radisson" or any Radisson logo or mark. Licensee authorizes Licensor to enter the premises of the Hotel to make such changes, at Licensee's expense, if Licensee fails to complete the changes within 30 days after termination or expiration.

      Upon termination (but not expiration) of this Agreement/4/ Licensee will immediately pay Licensor upon receipt of a statement or statements from Licensor an amount equal to all actual and consequential damages to Licensor resulting from such premature termination of this Agreement./5/

/1/ any of the above described events
/2/ discharged,
/3/ sixty (60)
/4/ for a default specified in subparagraphs a., b., c. or e. (but not d.) of this Section 12,
/5/ For purposes of determining the foregoing, only such damages as are the natural and proximate consequences, and not the remote consequences, of the termination of the License Agreement shall be considered and, specifically there shall not be included damages (if any) to Licensor relating to, or arising out of loss of business opportunity (including, without limitation, any loss of market position within a geographic territory); loss of future profits (except the then present value of foregone franchise fees); or (except for claims related to slander or libel) injury to its financial or business reputation.

- ----------
* Bracketed copy indicates strike-through.

    In addition to any other remedies Licensor may have, upon any of the events of default by Licensee as set forth in (a) through (e) above, Licensor may, upon fourteen (14) days written notice to Licensee, suspend the services of the reservation system of the RMA until the default is cured by Licensee.

    Licensee/1/ will pay all costs, expenses and reasonable attorneys' fees incurred by/2/ Licensor in enforcing the terms and conditions of this Agreement.

      13.  Condemnation or Casualty.  If the Hotel or a substantial part
           ------------------------
thereof is taken by eminent domain, Licensee ceases to operate the Hotel, and Licensee is otherwise in good standing under the License, Licensee may transfer the License to a new hotel at a location selected by Licensee (subject to the consent of Licensor) for the remainder of the term of this Agreement. Licensor will respond to Licensee's application for such new location within six months of the taking, and the new hotel, constructed in accordance with Licensor's then-current specifications, must open for business within two years of the closing.

      If the Hotel is damaged or destroyed by fire or other casualty, Licensee will promptly repair the damage (in accordance with Licensor's then-current standards). If the casualty requires closing the Hotel, Licensee shall, within 45 days of such closing, provide Licensor with written notice of Licensee's election to either (i) repair the damage and reopen the Hotel, or
(ii) terminate the License Agreement without liability for damages related to premature termination. If Licensee elects to terminate, all fees and other amounts due or incurred through the cessation of operation shall be paid at the time notice of the election is given, and Licensee shall comply with all other post termination obligations. If, within 2 years of Licensee's election to terminate pursuant to (ii) above, Licensee decides to [relocate*] or repair and reopen the Hotel, this License Agreement shall be deemed to have been terminated for default, with consequent liability of Licensee to Licensor for consequential damages, unless Licensor and Licensee mutually agree to the reinstatement of this License Agreement. If Licensee elects to repair and reopen pursuant to (i) above, Licensee will, within six months after closing commence reconstruction of the Hotel upon the premises or a new location selected by Licensee subject to Licensor's consent. In either event, the renovation or reconstruction is subject to the consent of Licensor as to design and construction standards in accordance with Licensor's standard Project Rider and the Hotel must reopen for business within two years after closing.

      Closing of the Hotel due to condemnation or casualty does not extend the term of the License.

      14.  Rights to the System.  Licensee acknowledges and will not contest
           --------------------
Licensor's right, title and interest to the Distinguishing Characteristics or the goodwill derived from them. Licensee disclaims any right or interest in the Distinguishing Characteristics beyond the qualified License granted herein. All present and future Distinguishing Characteristics, improvements and additions to or associated with the System by Licensor or others, shall be Licensor's property and inure to its benefit, and Licensee shall not use or permit others to use any of the same without Licensor's written consent. Licensee shall not use the name "Radisson" or another element of the Distinguishing Characteristics in or as its corporate or trade name, but shall file appropriate notices required under an applicable fictitious or assumed name law.

      Licensor has the sole right to manage and resolve disputes with third parties concerning the System and the Distinguishing Characteristics. Licensee will not advertise or permit the advertising of any other hotel that is not part of the System on the Hotel premises and agrees not to promote, without the consent of Licensor, the Hotel in conjunction with other non-System hotels or motels in which Licensee or its affiliates have any interest.


/1/ The non-prevailing party
/2/ the prevailing party

- ----------
* Bracketed copy indicates strike-through.

     15.  Relationship of Parties; Interference with Others.  Licensor retains
          --------------------------------------------------
the right to regulate Licensee's conduct only to the extent necessary to protect Licensor's interest in the Distinguishing Characteristics through promotion of standardization, uniformity of service, and public goodwill for the benefit of both contracting parties. The power to regulate the day-to-day operation of the Hotel, including daily maintenance, safety concerns, working conditions and personnel matters are vested solely and exclusively in Licensee. Licensee is an independent contractor. Neither party is the agent, legal representative, partner, subsidiary, joint venturer or employee of the other. Neither party shall obligate the other or represent any right to do so. This Agreement does not reflect or create a fiduciary relationship or a relationship of special trust and confidence. Licensor's consent, authorization or approval of any matter hereunder is a permission only and not a representation, warranty or assurance. Approvals, consents and authorizations by Licensor will not be unreasonably withheld or delayed unless specifically stated otherwise, but will not be effective unless in writing and duly executed on behalf of Licensor, unless specifically stated otherwise.

      [Licensee shall not solicit or employ any person who is employed by Licensor or another System licensee.*] Neither party will interfere with contractual relations of the other.

      16.  Miscellaneous Provisions. Paragraph headings are for convenience and
           ------------------------
do not limit or qualify the terms of this Agreement. Terms used in any number or gender include any other number or gender where appropriate./1/

      This License Agreement and other documents pertaining to the Hotel executed concurrently herewith collectively constitute the entire agreement between the parties and supersede all prior representations, agreements or understandings with respect to the Hotel. Failure to require strict performance or to exercise any right or remedy contained herein will not preclude any future requirement of strict performance or the exercise of such right or remedy or any other right or remedy. Any right or remedy contained herein is cumulative to other rights or remedies available pursuant to this Agreement, at law or in equity. No change in this License Agreement will be valid unless signed in writing by both parties.

      Notices to be effective must be in writing, signed, and either delivered personally, sent by overnight express, courier, telecopier, other expedited mail service or by certified mail, postage prepaid, addressed to the appropriate party at its address first stated above or to such other address as either party may from time to time designate in writing to the other. Notices are effective when delivered personally or telecopied, or two business days after being sent by other means authorized above.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

LICENSOR:                            LICENSEE:


RADISSON HOTELS INTERNATIONAL, INC.     ------------------------------------
                                        ------------------------------------

By:   /s/ T. Peter Blyth                By:  /s/ G. Michael Finnigan
   ----------------------------              -------------------------------
Print Name:  T. Peter Blyth             Print Name:  G. Michael Finnigan
           --------------------                     ------------------------
Its: President-Development Division     Its:  President, Sports and
     ------------------------------           Entertainment, CFO
                                              ------------------------------

/1/ The laws of the state of California shall govern this Agreement.

- ----------
* Bracketed copy indicates strike-through.

                                   EXHIBIT A
                                      TO
                               LICENSE AGREEMENT

     Licensor hereby grants to Licensee and Licensee hereby accepts a non-exclusive license, subject to the terms and conditions of this License Agreement, to use the following trademarks and service marks as appropriate for Licensee's Hotel:

     1.   RADISSON
     2.   RADISSON & DESIGN
     3.   Flaming "R"
     4.   Flaming "R" with Circle
     5.   The Radisson Inn
     6.   Radisson Adventure
     7.   Radisson Plaza
     8.   Radisson Plaza Club
     9.   Radisson Assured Tour
     10.  Yes I Can!
     11.  Radisson Hotels Worldwide
     12.  Radisson Hotels International
     13.  Worldwide World Class
     14.  The Radisson Suite Hotels
     15.  Radisson Adventure Weekend
     16.  Radisson 800
     17.  Napolizza
     18.  Catering to Success
     19.  Bolero's
     20.  We Cover the World
     21.  A Welcome Change
     22.  Why Get a Room, When You Can Get a Radisson
     23.  SMART
     24.  The Big Name in Small Meetings
     25. Worldwide Hospitality Program Corporate Savings Executive Comfort and Design
     26.  Shades of Summer
     27.  When You've Seen One Radisson, You've Seen One
     28.  BARS
     29.  Look to Book
     30.  Look to Book & Design
     31.  This Must Be The Place
     32.  Harmony



LICENSOR:                            LICENSEE:


RADISSON HOTELS INTERNATIONAL, INC.     HP/COMPTON, INC.
                                        ------------------------------------
                                        ------------------------------------

By:   /s/ T. Peter Blyth                By:  /s/ G. Michael Finnigan
   ----------------------------              -------------------------------
Print Name:  T. Peter Blyth             Print Name:  G. Michael Finnigan
           --------------------                     ------------------------
Its: President-Development Division     Its:  President, Sports and
     ------------------------------           Entertainment, CFO
                                              ------------------------------

                                   EXHIBIT B
                               PROJECT RIDER TO
                               LICENSE AGREEMENT


1.   General.  Licensee shall design and build, renovate, rebuild or
     -------
substantially alter the Hotel, (the "Project") in accordance with Licensor's requirements as set forth in the License Agreement, this Rider and any Exhibits or Addenda thereto, the Operating Manual, approved Plans and other System information issued by Licensor in the ordinary course of business ("Licensor's Requirements").

2.   Cooperation.  Licensee will cooperate with Licensor in the exchange of all
     -----------
information regarding the Project and will ensure the cooperation of others under its direction or control. [At Licensor's request, Licensee and such others engaged by Licensee on the Project as Licensor may reasonably request, will attend a Project meeting at Licensor's offices in Minneapolis, Minnesota.*]

[3.    Design and Construction Services.  The engagement of the architect,
      --------------------------------
engineer, contractor and other design and construction professionals by Licensee for the Project after the execution of this Rider is subject to Licensor's approval. Prior to their engagement, Licensee shall furnish Licensor with information in such detail as will enable Licensor to evaluate their qualifications and capabilities. If Licensor does not object to their engagement within thirty (30) days of the receipt of that information, or such other information as Licensor may reasonably request, their engagement shall be deemed approved.*]

4.   Approval of Plans.  Before starting the Project, Licensee shall submit
     -----------------
proposed preliminary and final plans, specifications, scheme boards and drawings for the Project, including proposed equipment, furnishings, facilities, landscaping, and signs with such detail and containing such information as Licensor may reasonably request (the "Plans"), for Licensor's consent. Licensee shall not begin the Project unless and until Licensor gives its consent to the Plans. Thereafter, Licensee shall make no/1/ change to the Plans without Licensor's consent. Licensee shall cause the Hotel to be constructed or renovated/2/ according to the Plans as consented to by Licensor.

5.   Scheduling.  Licensee shall begin the Project on or before/3/ [        ,
     ----------
19 *,] by excavation for footings in the case of new construction or major reconstruction, or initiation of removal of prior fixtures, equipment and decor in the case of rehabilitation. Once the Project has begun, Licensee shall diligently pursue the Project to completion (subject to delay due to unforeseen causes beyond Licensee's control, but not to exceed the limit set forth below). Irrespective of any intervening delays, Licensee shall bring the Project to completion with the Hotel furnished, equipped and otherwise ready to open for business in accordance with the License Agreement not later than January 31,
                                                                 ----------
1997.
- ----

6.   Inspection; Cooperation.  Licensor shall have access to the Hotel and the
     -----------------------
Project at all reasonable times/4/ to determine whether the Project is proceeding on schedule and in accordance with the approved Plans and for any other purpose reasonably related to the exercise of its rights and obligations. Licensee shall cooperate fully, and require others involved in the Project to cooperate fully, with Licensor in the exercise of Licensor's rights and obligations hereunder.

7.   Acquisition of Equipment, Furnishings and Supplies.  Licensee shall acquire
     --------------------------------------------------
and install all fixtures, equipment, furnishings, furniture, signs and related equipment, supplies, landscaping, and other items

/1/ material
/2/ substantially
/3/ the date of execution of the License Agreement, /4/ and on reasonable notice to Licensee

- ----------
* Bracketed copy indicates strike-through.

required by the Plans, the License Agreement and the Operating Manual, and such other equipment, furnishings and supplies as may be necessary in order to prepare the Hotel to open for business in accordance with the License Agreement.

8.   Opening the Hotel; Prior Consent.  Licensee shall not open the Hotel for
     --------------------------------
business as a System Hotel unless: (a) Licensor has accepted in writing (i) completion of the Project or, if applicable, all pre-opening requirements of any Exhibit attached hereto, in accordance with the Plans, and (ii) the installation of all equipment, furniture, furnishings, signs and related equipment, supplies, landscaping, and other items as required by paragraph 7: (b) Licensee executes and delivers to Licensor the License Agreement and related documents; and (c) Licensee pays all amounts due Licensor and its affiliates. Licensee shall give Licensor written notice that, in Licensee's opinion, Licensee has complied with all of the terms and conditions of the License Agreement, the Operating Manual and the Plans, and the Hotel is ready to open for business as a System hotel. Licensor shall [use its best efforts*] within 15 days after receipt of such notice to inspect the Hotel and to determine whether to [issue this License Agreement, or if the License Agreement has previously been issued, to*] authorize opening the Hotel for business as a System hotel[, but Licensor shall not be liable for delays or loss occasioned by Licensor's inability to complete its investigation and to make such determination within said 15 days.*]/1/

9.   Cost of Project.  Licensee shall bear the entire cost of the Project,
     ---------------
including the Plans, professional fees, licenses and permits, equipment, furniture, furnishings and supplies.

10.  Limitation on Licensor Liability.  Licensee acknowledges that Licensor's
     --------------------------------
right to inspect, review and approve the Project and the Plans are exercised primarily to determine their compliance with Licensor's Requirements relating to operational considerations and aesthetic aspects of the Project such as architectural and interior design, landscaping, color schemes, sizes, finishes and materials. Notwithstanding the right of Licensor to consent to or authorize the Plans, the architect, engineer, contractor and other design and construction professionals and to inspect and accept the construction or renovation work at the Hotel, Licensor's review and consent or approval of all or any part of the Project is a permission only, and not an assurance, representation or warranty of the qualifications, capabilities, suitability, adequacy, legality or performance of any persons, design, item, or system, even though the Plans and Licensor's inspections and consent may relate to architectural, engineering, safety, code compliance or other matters. Licensor is not responsible for reviewing nor shall its review or consent to any plan or design be deemed approval of any plan or design from the standpoint of structural safety or conformance with building or other codes. Licensor shall have no liability or obligation to Licensee, the architect, engineer, contractor, subcontractors, suppliers or third parties with respect to construction or renovation of the Hotel, Licensor's rights being reserved and exercised solely for the purpose of assuring itself of Licensee's compliance with the terms and conditions of this License Agreement insofar as they relate to conformity to System standards.

Dated:      June 27, 1996
      -----               ----------------

LICENSOR:                            LICENSEE:


RADISSON HOTELS INTERNATIONAL, INC.     HP/COMPTON, INC.
                                        ------------------------------------
                                        ------------------------------------

By:   /s/ T. Peter Blyth                By:  /s/ G. Michael Finnigan
   ----------------------------              -------------------------------
Print Name:  T. Peter Blyth             Print Name:  G. Michael Finnigan
           --------------------                     ------------------------

/1/ Failure of Licensor to complete its investigation within said fifteen (15) days shall be deemed approval of all that portion of the Project as to which Licensor has not notified Licensee of deficiencies.

- ----------
* Bracketed copy indicates strike-through.

Its: President-Development Division     Its:  President, Sports and
     ------------------------------           Entertainment, CFO
                                              ------------------------------

                            EXHIBIT C

                            Frequent Flyer Program

                            Worldwide Hospitality Program (WHP)

                            Yes I Can Meetings

                            SMART regional marketing

                            Book Another Radisson Today (BART)

                            CARLSON VOYAGEUR

                            Esprit Employee Magazine

                            Radisson Adventure Package Plans

                            Travel Agent No Show Card

                            Domestic Voucher Program

                            Shades of Summer

                            Bed and Breakfast Breakaways

                            Look to Book Travel Agent Program

                            "Winning Edge" Sales Training Program

                             "Yes I Can!" Training Program

                             Business Class

                             Family Magic


(i) If such transfer is to a transferee who does not continue to operate the System under the name "Radisson" and in a manner comparable to the way the System was operate prior to such transfer, License may terminate this License Agreement upon ninety (90) days written notice given not later than the expiration of one (1) year after the date of such transfer, without payment to Licensor or its transferee of any penalty or damages related to breach on account of such termination, on compliance with the other conditions set forth at Addendum Paragraph 4.

(ii) equal to the lesser of Licensor's directly related professional costs for review of the offering or placement, or

(iii)     by entities other than Compton Entertainment, Inc.


                                      11a


                          EXHIBIT 1 TO PROJECT RIDER
                                      FOR
                     RADISSON CRYSTAL PARK HOTEL & CASINO
                              COMPTON, CALIFORNIA


1. The following product improvements must be completed before the Hotel opens as a "Radisson" or comes on-line with the Radisson Reservation System:

(a) Obtain a signage survey, submit signage Plans and Specifications in accordance with the terms of the License Agreement, the Standards of Advertising Graphics Manual and the Operating Manual, for Licensor's approval and execute a purchase order (with copy to Licensor) for said signage. Licensee shall also provide temporary exterior signage and all interior signage in accordance with the terms of the License Agreement, the Standards of Advertising Graphics Manual and the Operating Manual. Permanent exterior signage shall be installed not later than ninety (90) days after execution of the License Agreement;

(b) Purchase and install Harmony, as specified in Paragraph 7.i. of the License Agreement or install a printer compatible with the Radisson Reservation System; purchase and install a brochure rack in accordance with Licensor's specifications; purchase start-up supplies and assure the completion of all initial orientation and "on-line" check list items.

     Purchase of start-up supplies will require Licensee to provide Licensor, in advance, with a check for $4,550

(c) Furnish Licensor with all necessary certificates of insurance as provided by the License Agreement and Operating Manual;

(d) Purchase and install all necessary "Radisson" amenities required by the Operating Manual;

2. Before the Hotel opens as a "Radisson") or comes on-line with the Radisson Reservation System, License shall also complete the renovation project currently in process, in accordance with the architectural plans which Licensor reviewed and approved on or about May 29, 1996. Interior design plans and the specifications for furniture, fixtures and equipment shall be submitted to Licensor for approval prior to purchase or installation of the same, and Licensee shall complete the renovation in accordance with Licensor's approvals, with the following additions:

(a)  Guestrooms:
     ----------
     (1)  Provide activity table suitable for room service;
     (2)  Provide floor lamp to be used in conjunction with activity table;
     (3)  Replace entry light with more decorative light;
     (4)  Provide artwork on bathroom wall in place of artwork above bed;
     (5)  Provide base switches on all lamps;
     (6)  Utilize carpet with color which will conceal cigarette burns; and

(b)  Guest Bath:
     ----------
     (1)  Provide marble threshold at bathroom entry:
     (2) Install towel shelf on tub wall opposite controls and a towel bar at vanity;
     (3)  Provide a piece of artwork above toilet;
     (4)  Change light lens above vanity to an eggcrate type;
     (5)  Reduce height of vanity apron by at least 4", preferably 8".

This Product Improvement Plan does not intend to address issues related to the Americans with Disabilities Act. It is the responsibility of ownership and management to contact the appropriate professionals for their review and recommendations and take all actions necessary to ensure that the property is in compliance with the Americans with Disabilities Act.



                         ADDENDUM TO LICENSE AGREEMENT
                                      FOR
                     RADISSON CRYSTAL PARK HOTEL & CASINO
                              COMPTON, CALIFORNIA


      This Addendum to the License Agreement between Radisson Hotels International, Inc. ("Licensor") and HP/Compton, Inc. ("Licensee") is dated and effective June 27, 1996.

1. Notwithstanding anything in the foregoing License Agreement to the contrary, Licensee, as a promotional offer, or otherwise, shall have the right to grant discounted or complimentary room rates to patrons of the Crystal Park Casino, provided that Licensee shall include the "Casino Room Night Rate", as hereafter defined, in Licensee's reports of Gross Room Sales to Licensor.
During Agreement Year 1 (defined as any partial calendar month and the first twelve (12) calendar months after opening as a "Radisson"), the Casino Room Night Rate shall be the greater of the sum of $25.00 per room night or the discounted room rate paid for each such discounted or complimentary room night. During subsequent Agreement Years (defined as the successive twelve (12) month calendar periods following Agreement Year 1), the minimum rate of $25.00 will increase at the rate of five percent (5%) per Agreement Year beginning on the first day of each subsequent Agreement Year following Agreement Year 1, and the Casino Room Night Rate for each such Agreement Year will be the greater of the discounted room rate paid or the then applicable minimum rate, for each such discounted or complimentary room night.

2. Licensor agrees to reimburse or cause the RMA to reimburse Licensee for Qualified Advertising expenses incurred during Agreement Year 1 in an amount not to exceed fifty thousand dollars ($50,000), to the extent that Licensee complies with the requirements of the RMA Local Qualified Advertising Reimbursement Program (the "Program") in effect at the time the expenditures are made. A copy of the current Program is attached hereto as Exhibit D and made a part hereof.

Such reimbursement shall be given in the form of a credit memo applied to Licensee's account payable to Licensor, only after:

      (a)  The full 3.50% RMA Fee has been paid as and when due; and

      (b) Licensor has examined and approved the advertising and proof of payment therefore which Licensee submits in accordance with Program requirements.

Any entitlement to reimbursement of the RMA Fee will be suspended if Licensee fails to comply with the provisions hereof, is in default of the License Agreement, or if a condition exists which would be a default if notice were given.

3.   Notwithstanding the provisions of Exhibit D to the contrary:

     (a) The actual initial cost of first purchase and installation of exterior Hotel signage will qualify for the reimbursement granted in Paragraph 2 of this Addendum, upon completion of installation in accordance with Plans and Specifications approved by Licensor. Licensee shall submit to Licensor either (i) documentary proof of payment in cash for purchase and installation of such permanent exterior signage, with copies of the purchase and installation agreement, or (ii) a copy of a lease for such permanent exterior signage, together with copies of the canceled checks evidencing payment pursuant to the lease; and

     (b) The actual initial cost to Licensee for first production and printing of the Rack Brochure, Meeting Brochure and similar marketing collateral paper goods for the Radisson Crystal Park Hotel & Casino which prominently references or displays the Radisson 800# in compliance with Licensor's specifications and Licensor's prior written approval shall also qualify for the reimbursement granted in Paragraph 2 of this Addendum on submission of proof of payment.

4. Notwithstanding any provision of the foregoing License Agreement or of the Operating Manual to the contrary, so long as HP/Compton, Inc. or an entity referred to in Paragraph 6 of this Addendum is the Licensee, Licensee shall have the right to:

     (a) refer the traveling public guests and customers of the Hotel or the Crystal Park Casino to other hotel/casino operations owned or operated by Licensee or Compton Entertainment, Inc. ("CEI") which are not affiliated with another franchise system; and

     (b) display in the lobby and guestrooms of the Hotel (but not in the Radisson Brochure Rack) a hotel brochure which lists all of the hotel/casino operations in which Licensee or any entity referred to in Paragraph 6 of this Addendum holds an equity interest;

     (c) conduct marketing promotions and advertising campaigns which cross promote the Hotel and its casino operations with other hotel/casino operations owned or operated by Licensee or CEI which are not affiliated with another franchise system; and

     (d) display in the lobby a separate brochure rack containing brochures describing other hotel/casino operations owned or operated by Licensee or CEI which are not affiliated with another franchise system.

     Any advertising or marketing materials referenced above which include the Hotel or any of the Licensor's Marks shall comply with Licensor's standards of advertising graphics with respect thereto. Licensee acknowledges and agrees that no advertising or marketing materials referenced above shall in any event be eligible for the Qualified Advertising Reimbursement established at Paragraph 2 of this Addendum.

5. Notwithstanding the provisions of the foregoing License Agreement, Licensee shall have three (3) options to terminate this License Agreement, without payment of a termination fee or damages related to early termination ("Termination Windows"). Such Termination Windows shall commence on the last day of Agreement Years three (3), five (5) and ten (10) and shall each continue for sixty (60) days. The License Agreement may be terminated by Licensee in conjunction with any such Termination Window upon compliance with the following conditions:

  (a) Not less than sixty (60) days prior written notice to Licensor setting forth the termination date, received within a Termination Window;

  (b) Payment by Licensee of all obligations incurred or accrued under the License Agreement through the effective date of termination; and

  (c) Compliance with Licensor's other reasonable requirements related to termination, such as cessation of the use of the Radisson(R) name, logo or any Radisson Mark in connection with the operation of the Hotel or any advertising and directory listings in any manner; removal of exterior and interior signage; cessation of use of operating supplies and amenities which bear the Radisson Name, logo or Marks; reaffirmance of the survival of Paragraph 9 of the License Agreement and reasonable restrictions regarding publication of notice of the termination to the media.

   Licensee and Licensor shall enter into a Termination Agreement which addresses Licensee's payment obligations and Licensor's reasonable requirements related to termination as set forth in (b) and (c) above.

6. Notwithstanding anything in the foregoing License Agreement to the contrary, the Licensee and the shareholders or other equity owners of the Licensee may make the following transfers upon notification to, but without the consent of, or payment of a transfer fee to, Licensor:

   (a) A transfer by Licensee of the Hotel and of Licensee's rights and obligations under this Agreement to a limited liability company composed of Licensee, DeBartolo Entertainment and Leo Chu (or an entity formed by him to hold his ownership interest in such limited liability company) (the"LLC");

   (b) A transfer by a member of the LLC of its or his interest in the LLC to any other member of the LLC;

   (c) A transfer of a five percent (5%) or less equity interest in Licensee or in the LLC to any person;

   (d)  A transfer of an equity interest in Licensee or the LLC to CEI;

   (e) A transfer of the Hotel and of Licensee's rights and obligations under this Agreement to CEI pursuant to the exercise by CEI of an option to purchase the Hotel.

    As of the effective date of any approved transfer of the Hotel and of Licensee's rights and obligations under this Agreement (including any transfers approved in this Paragraph 5), the term "Licensee" whenever used in this License Agreement shall thereafter include and refer to such transferee.

7. Licensor has approved CEI as the management company for the Hotel and acknowledges that Licensee intends to have CEI manage all operations of the Hotel and of the Crystal Park Casino. Accordingly, Licensor agrees that all responsibilities of Licensee hereunder may be discharged and performed by CEI or CEI's officers and employees as agents of Licensee, including but not limited to the delivery and certification by CEI's officers of financial statements and operating reports for the Hotel. Notwithstanding the foregoing, Licensee shall assure that Licensor's operating standards, policies and procedures falling within CEI's scope of authority and within its control will be maintained in compliance with the standards set forth in the terms and provisions of the License Agreement, and Licensee will not withhold or delay any approval or consent which must be given or authorized by Licensee in order to enable CEI to fulfill such obligations.

8. Notwithstanding anything in the License Agreement to the contrary, if Licensor establishes or implements restrictions or requirements upon the System or upon Licensee's operations at the Hotel which Licensee can prove, to Licensor's reasonable satisfaction, will jeopardize the gaming license for the Crystal Park Casino, Licensor will cooperate in good faith with Licensee to limit or waive such restrictions or requirements so as to rectify the problem, if permitted by law. If such course of action is not permitted by applicable law, Licensee shall have the right to terminate the License Agreement, without payment of a termination fee or damages related to early termination, upon sixty
(60) days prior written notice and compliance with the provisions of Paragraph 5
(b) and (c) of this Addendum.


RADISSON HOTELS INTERNATIONAL, INC.     HP/COMPTON, INC.
                                        ------------------------------------
                                        ------------------------------------

By:   /s/ T. Peter Blyth                By:  /s/ G. Michael Finnigan
   ----------------------------              -------------------------------
Print Name:  T. Peter Blyth             Print Name:  G. Michael Finnigan
           --------------------                     ------------------------
Its: President-Development Division     Its:  President, Sports and
     ------------------------------           Entertainment, CFO
                                              ------------------------------
                                      28

RADISSON HOTEL CORPORATION                                Submitted By
ADVERTISING EXPENDITURE REPORT                            From Radisson
For Month/Year of
                  ----------------
          For Corp. Use

Promotion        DESCRIPTION OF PROMOTION                      MEDIA                             DATES       AMOUNT OF EXPENDITURE
Number          (subject, size, offering      (Name of the Newspaper, Magazine, Station)      of placement     (Attach invoice)
                                              Attach tearsheet, scrip, photo, videotape,
                                                              cassette



- --------------------------------------------------------------------------------------------------------------------------------
1
- --------------------------------------------------------------------------------------------------------------------------------
2
- --------------------------------------------------------------------------------------------------------------------------------
3
- --------------------------------------------------------------------------------------------------------------------------------
4
- --------------------------------------------------------------------------------------------------------------------------------
5
- --------------------------------------------------------------------------------------------------------------------------------
6
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                Total   $


(For corporate use only)
TOTAL APPROVED FOR AD CREDIT    TOTAL$

INSTRUCTIONS FOR ATTACHING DOCUMENTATION
1)   Attach a copy of the invoice for each eligible promotion.

2) Attach a copy of each promotion. Number each promotion in the lower right-hand corner of the invoice copy, as well as tearsheets, etc., to correspond to the numbers above (ie: Promotion 1, Promotion 2, etc.). In the case of broadcast promotions include a copy of the Invoice, Affidavit of performance, and a cassette or a script of the commercial. For outdoor advertising, submit photo of the outdoor paint and/or poster billboard.

3) If multiple expenses are on the invoice, circle the specific amount that applies to the promotion.
4) Attach this cover report to all documentation and submit to Radisson Hotel Corporation.

                          RADISSON HOTEL CORPORATION
                        ADVERTISING EXPENDITURE REPORT

INSTRUCTIONS FOR ATTACHING DOCUMENTATION

1. Please fill in hotel name and complete name of person submitting report. A memo will then be sent to this person detailing total credit the hotel will receive, along with explicit reasons some expenditures were not approved.

2. Attach a copy of the invoice for each eligible promotion. If multiple expenses are on the invoice, circle the specific amount that applies to the promotion. We must have a copy of an invoice not a pre-pay statement, purchase order or proposal. If an invoice was not received, please submit a copy of your canceled check with a copy of the proposal.

3. Attach a copy of each promotion. Number each promotion in the lower right-hand corner of the invoice copy, as well as tearsheets, etc., to correspond to the numbers as listed on the Advertising Expenditure Report (i.e.:
     Promotion 1, Promotion 2, etc.). In the case of broadcast promotions include a copy of the invoice, Affidavit of Performance, and a cassette or a script of the commercial. For outdoor advertising, submit photo of the outdoor paint and/or poster billboard. Billboard and airport diorama photos need only to be sent once and we will keep them on file.

4.   REMEMBER: WE MUST HAVE A ACTUAL TEARSHEET FOR EACH AD PLACED EVEN IF THE
                                                   --------------
     SAME AD HAS RUN ON MULTIPLE DATES. Please do not cut the ad out; rather, send the whole tearsheet so we can verify date and publication.

5.   REMEMBER:  ALL ADVERTISING MUST BE IN THE PROPER RADISSON FORMAT AND
                                               ------
     INCLUDE THE 800# TO BE ELIGIBLE FOR ADVERTISING REIMBURSEMENT.

6.   Trade out barter is reimbursed at 30% of the tradeout retail value.

7. If a submission has not been approved because of a missing invoice or tearsheet, please resubmit tearsheet and/or copy of invoice along with copy of original expenditure report detailing reason not previously approved.

8. Attach this cover report to all documentation and submit to: Radisson Hotel Corporation, Attention: Alice Anderson, Director Marketing Resources, Carlson Parkway, P.O. Box 59159, Minneapolis, MN 55459-8204.

9. If you have any questions concerning the submission of your Advertising Expenditure Report please call Alice at 612-540-5503 or Karen Odenthal at 612-449-3343.



                         LOCAL QUALIFIED ADVERTISING
                         ---------------------------
                                 REIMBURSEMENT
                                 -------------

In some instances, RMA may permit hotels temporary local control of a portion of the RMA fee. This is done in the form of a "reimbursement" to the hotel upon submittal of an "Advertising Expenditure Report" form. Such reimbursement will be given in the form of a credit memo applied to your receivable account, only after: a) the full 3.50% RMA fee has been paid as and when due, and b) the Director-Marketing Resources has examined and approved the advertising and proof of payment which you submit in accordance with Program requirements. A copy of the form and instructions for submittal are attached.

THE "REIMBURSEMENT" REFERRED TO IN YOUR LICENSE AGREEMENT FOR "QUALIFIED ADVERTISING" CREDIT APPLIES ONLY TO LOCAL, REGIONAL AND NATIONAL CONSUMER ROOMS ADVERTISING, WHICH INCLUDES MEETINGS/GROUP, AND TRAVEL AGENT ADVERTISING THAT INCORPORATES PROPER USE OF THE RADISSON NAME, LOGO, AND THE RADISSON 800 NUMBER. THE ADVERTISING MUST BE IN A FORMAT ESTABLISHED BY THE RADISSON MARKETING COMMUNICATIONS AND SERVICES DEPARTMENT.

Acceptable media includes newspapers, magazines, in-flight publications, radio, TV, outdoor/airport diorama display and direct mail. (In essence, reimbursement is given for the same type of advertising and promotional programs that are normally supported by RMA.) The following is a chart that further clarifies what is and is not eligible for reimbursement:

Examples of Advertising that IS ELIGIBLE
for Reimbursement
- ---------------------------------------

 . Production & space charges associated with
  eligible advertising which is in the approved
                                       --------
  Radisson format for local, regional and
  national publications

 . Adventure Weekend radio or print ads
 . Travel Agent, Wholesaler & Meeting Ads
 . General rooms advertising
 . Direct  mail to travel agents/meeting
  planners/corporate travel planners
  (includes production, labels)

Examples of Advertising that IS NOT ELIGIBLE
for Reimbursement
- --------------------------------------------

 . Food and beverage advertising
 . Adventure Rack Cards (Includes Business Class)
 . Brochures
 . Directories (OAG, Hotel & Travel Index, OHG, OMFG, etc.)
 . In-room table tents, guest room directories
 . Telephone yellow pages
 . Premiums (key tags, balloons, mugs and other gifts).
 . SMART advertising fees, etc.
 . Agency Retainers/Commissions

Examples of Advertising that IS ELIGIBLE
for Reimbursement
- ----------------------------------------

 . Co-op advertising with other Radisson hotels.
  Only your portion of cost allowed.
  All SMART advertising EXCLUDED.
 . Outdoor paint and poster billboards
 . AAA Tour Book advertising
 . Airport advertising display/diorama
 . Sports-arena signage
 . Voyageur" Magazine ads
 . Guest Informant, "Travelhost," "Where" ads
 . Preview" ads
 . Electronic Media/CRS (eligible after 4/1/93)
  Apollo/Spectrum
 Apollo/Headlines
 Sabre/Jaguar
 Select Plus (AMEX)

Examples of Advertising that IS NOT ELIGIBLE
for Reimbursement
- --------------------------------------------

 . Stationary, post cards
 . Sales supplies/support collateral
 . Co-op advertising with competitive hotels
 . Airport courtesy phones -- direct line/phone board display
 . Audio visual/slide presentations
 . Van/cabs/trucks/buses/park benches/banners
 . In-house video
 . Any advertising with another 800# included
 . Postage (for direct mail, etc.)
 . Telemarketing
 . Fax blasts
 . Bulk purchase of awards points
 . Collateral fulfillment costs
 . Research/survey services
 . Maps
 . On Hold" message/music
 . Posters
 . Highway Exit Traveller Service Information Signage

Failure to comply with the Program Requirements for any item may result in disqualification for reimbursement of the advertising expense for that item. The final determination of what constitutes Qualified Advertising and whether the Program's requirements have been met shall be in the RMA's sole discretion.

Qualified advertising that is placed on a tradeout (barter) arrangement will be reimbursed at 30% of the tradeout retail value. We do not want to jeopardize our barter relationships. Hotels paying full cash on publications where barter is available will receive reimbursement only for the dollars they would have paid if barter had been utilized. The full cash reimbursement will not be given.

If you have any questions concerning the eligibility of proposed advertising or whether barter is available, contact the Director-Marketing Resources, as described below. Proposed copy for promotions, advertising or broadcast should be submitted for pre-approval if not clearly contained in the examples of advertising eligible for reimbursement.

The "Advertising Expenditure Report" and its attachments when properly prepared, includes attachments: copy of paid invoices, ad tear sheets, script, cassette or video for broadcast commercials with copy of the Affidavit of Performance, and
promotion collateral for direct mail.   The Advertising Expenditure Report, its
attachments, and other evidence which may be required by licensor shall be submitted to:

                                Alice Anderson
                        Director - Marketing Resources
                      RADISSON HOTELS INTERNATIONAL, INC.
                        Carlson Parkway, P.O. Box 59159
                          Minneapolis, MN  55459-8204
                                (612) 540-5503

The "Advertising Expenditure Report," together with all supporting documentation for each item of advertising for which reimbursement is being sought, must be submitted each month as it becomes available but in any event within ninety (90) days of the date the first invoice is received for that item or within ninety
(90) days of the end of the Agreement Year (as defined in the License Agreement) in which the advertising first ran -- whichever is earlier.

The maximum qualified advertising reimbursement allowance ("Reimbursement Allowance") for any Agreement Year is determined by the Gross Room Sales at the Hotel during that Agreement Year times the applicable percentage of Maximum Available Qualified Advertising Reimbursement.

If you do not submit evidence of Qualified Advertising in an amount at least equal to the Reimbursement Allowance for any Agreement Year in that Agreement Year (or within 90 days of the first invoice date for the item, if the advertising is placed during the Agreement Year but evidence is submitted after the end of the Agreement Year), any balance of Reimbursement Allowance for that Agreement Year will be deemed waived. It may not be carried over to subsequent
                                              ---
years.

If you submit evidence of Qualified Advertising in an amount greater than the Reimbursement Allowance for any Agreement Year ("Excess Advertising") and a Reimbursement Allowance is or becomes available in the following Agreement Year,
(a) credit memo(s) will be issued for the amount of Excess Advertising, up to the Reimbursement Allowance available.


                             RADISSON 800 NUMBERS
                             --------------------


Attached are examples showing how you will correctly display the appropriate
                                                                 -----------
Radisson 800 number.

There are three numbers to choose from when you advertise. To ensure the effectiveness of these numbers, make absolutely sure that each of these three numbers are displayed in the correct advertising and in the format illustrated.


  1. The 800-333-3333 number is for advertising to the general public that includes consumers, meeting planners, wholesale tour groups, and Official Airline Guide (OAG) ads. Within reason, show this 800 number everywhere you can... brochures, vans, softball jerseys, confirmations, letterhead, billboards, giveaway gift items, etc. After all, our primary goal is to make the phone ring.


  2.   The 800-777-7800 number should be used when advertising to travel agents
                                                                  -------------
       and/or wholesalers Please note that, in all TRAVEL AGENT advertising, the
              -----------                      ---
       airline access code must
       be included along with the travel agent 800 number. The airline systems bring us high volumes of business at excellent rates, so you can appreciate the reason for focusing on this. This number 800-777-7800 should also be used in all communications targeting the wholesale tour audience. PLEASE NOTE THAT WHILE THE NUMBER IS THE SAME FOR THESE AUDIENCES, THE FORMAT IS DIFFERENT. PLEASE USE THE CORRECT FORMAT.

  3. The 800-444-3344 number should be used when advertising to meeting planners for group business only. Please include this number when advertising in trade publications and on any group collateral/promotion pieces produced.

Please make no changes to these 800-number formats. The consistency of these formats is essential in order to make Radisson's advertising effective.

REMEMBER: ALL LOCAL ADVERTISING SUBMITTED FOR AD CREDIT MUST INCLUDE ONE OF THESE 800 NUMBERS, IN THE CORRECT FORMAT, TO RECEIVE CREDIT.
                   ---------------------